UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

LIBERTY OILFIELD SERVICES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY OILFIELD SERVICES INC.
950 17TH STREET, SUITE 2400
DENVER, COLORADO 80202

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 20, 2021

To our valued stockholders:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Liberty Oilfield Services Inc. (the “Company”) will be held on Tuesday, April 20, 2021, at 9:00 a.m. Mountain Time. In light of public health concerns regarding the coronavirus outbreak and in consideration of medical and governmental recommendations and orders limiting the number of persons that may gather at public events, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person. At the Annual Meeting, stockholders will be asked to:

1.Elect three (3) Class II directors to our board of directors to serve until the 2024 annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);

3.Approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and

4.Transact such other business as may properly be brought before the Annual Meeting.

You can find more information, including the nominees for directors and details regarding our independent registered public accounting firm and executive compensation, in the attached proxy statement. The board of directors recommends that you vote in favor of each of the above proposals. Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet. The approximate date on which the attached proxy statement, the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, and the Company’s Annual Report on Form 10-K are first being made available to stockholders at http://astproxyportal.com/ast/21952/ is March 10, 2021. The Notice includes instructions on how to access our proxy materials over the Internet, vote online and request a printed copy of these materials.

Only stockholders of record at the close of business on February 22, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting. If you would like to inspect the list of Company stockholders of record, please contact the Investor Relations department at IR@libertyfrac.com to schedule an appointment or request access electronically or in person. This list of stockholders will also be available for inspection during the Annual Meeting by clicking on the link labeled “Request Stockholder List” on the virtual meeting site.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PRIOR TO THE ANNUAL MEETING OR FOLLOW THE INTERNET OR TELEPHONE VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING VIRTUALLY AND WISH TO VOTE AT THAT TIME, YOU MAY WITHDRAW YOUR PROXY AND VOTE AT THE MEETING. YOUR PROMPT CONSIDERATION IS GREATLY APPRECIATED. YOUR VOTE IS IMPORTANT TO US.

By Order of the Board of Directors,

/s/ R. Sean Elliott

R. Sean Elliott
Vice President, General Counsel and Corporate Secretary

Denver, Colorado
March 9, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON APRIL 20, 2021

This Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K are available at
http://astproxyportal.com/ast/21952/

i

LIBERTY OILFIELD SERVICES INC.
950 17TH STREET, SUITE 2400
DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Liberty Oilfield Services Inc. (the “Company”) for use at the Company’s 2021 Annual Meeting of Stockholders that will be held on Tuesday, April 20, 2021, at 9:00 a.m. Mountain Time, virtually at https://web.lumiagm.com/245867901 (the “Annual Meeting”). In this proxy statement (the “Proxy Statement”) the terms “Liberty,” “we,” “us” and “our” all refer to the Company. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. By executing and returning the enclosed proxy card or by voting via the Internet or by telephone as set forth herein, you authorize the persons named in the proxy to represent you and vote your shares on the matters described herein. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. The approximate date on which this Proxy Statement, the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, and the Company’s 2020 Annual Report on Form 10-K are first being made available to stockholders at http://astproxyportal.com/ast/21952/ is March 10, 2021. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials.

Choosing to receive your future proxy materials by e-mail or to receive a single set of proxy materials per household will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Annual Meeting Time & Location

➞ Date: Tuesday, April 20, 2021 ➞ Time: 9:00 a.m. Mountain Time ➞ Location: Virtually held at https://web.lumiagm.com/245867901

Who Can Vote at the Annual Meeting

The Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), are the only classes of securities entitled to vote at the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock outstanding at the close of business on February 22, 2021 (the “Record Date”) entitles its holder to one vote with respect to each matter at the Annual Meeting, and only stockholders of record on the Record Date are entitled to notice of, and to vote, virtually online or by proxy, at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting. If you would like to inspect the list of Company stockholders of record, please contact the Investor Relations department at IR@libertyfrac.com to schedule an appointment. This list of stockholders will also be available for inspection during the Annual Meeting by clicking on the link labeled “Request Stockholder List” on the virtual meeting site.

How to Vote at the Annual Meeting

Many holders of the Company’s Common Stock hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are considered a “stockholder of record” with respect to those shares. In this case, a Notice or, if requested, a set of proxy materials has been sent to you directly by us. As a stockholder of record, you may vote over the Internet as described in the Notice that was mailed to you or, if you have received or requested a hard copy of this Proxy Statement and accompanying proxy card, you may vote by telephone as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this Proxy Statement. The method by which you vote will not limit your right to vote virtually at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name. If your shares of our Common Stock are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, a Notice or, if requested, a set of proxy materials has been forwarded to you by the organization that holds your shares. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account. If you are a beneficial owner of shares held in “street name,” you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. The Notice that was mailed to you by that organization has specific instructions for how to submit your vote, or if you have received or requested a hard copy of this Proxy Statement you may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this Proxy Statement. However, since you are not a stockholder of record you may not vote your shares virtually at the Annual Meeting without obtaining authorization from your broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted. To vote virtually at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to AST. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, New York 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 6, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Time on April 19, 2021, and mailed proxy cards must be received by April 19, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares of Common Stock. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares of Common Stock are voted.

“Broker Non-Votes” and Abstentions and their Effect on Proposals

A broker non-vote occurs when a broker, bank, trust or other nominee or custodian holding shares for a beneficial owner in “street name” does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given, only with respect to “routine” items.

If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares of Common Stock with regard to the election of directors (Proposal 1) or the advisory vote regarding the compensation of named executive officers (Proposal 3), the broker may not exercise discretion to vote for or against those proposals because each of these proposals are considered “non-routine”

under applicable New York Stock Exchange (“NYSE”) rules. With respect to the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (Proposal 2), the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Broker non-votes would be treated as not entitled to vote with respect to non-discretionary matters.

An abstention (i.e. if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) has the same effect as voting “AGAINST” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (Proposal 2) or the advisory vote regarding the compensation of named executive officers (Proposal 3). Votes that are withheld from a director’s election will not affect the outcome of the vote on the election of a director.

Quorum Requirements for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 165,068,515 of Class A Common Stock and 14,472,440 of Class B Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Abstentions and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of constituting a quorum.

Votes Required to Approve Proposals and Board Recommendations

Proposal	Required Vote	Board Recommendation
(1)To elect three (3) Class II directors to the Board to serve until the 2024 annual meeting or until their successors are duly elected and qualified.	Plurality of Votes Cast	FOR EACH NOMINEE
(2)To ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	Majority of Shares Present and Entitled to Vote	FOR
(3)To approve, on an advisory basis, the compensation of our named executive officers.	Majority of Shares Present and Entitled to Vote	FOR

Election of Directors. To be elected, director nominees must receive a plurality of the votes cast and entitled to vote in the election of directors at the Annual Meeting; this means that the three (3) nominees receiving the highest number of “FOR” votes cast will be elected. Abstention and broker non-votes will have no effect on the outcome of the election of our directors and cumulative voting is not permitted.

Ratification of our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will have the effect of a vote against this proposal. Brokers have discretionary authority in the absence of timely instructions from their customers to vote on this proposal. As a result, there will be no broker non-votes with respect to this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of a vote against this proposal, and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

The Board recommends that you vote:

FOR the election of each of the three (3) Class II nominees to serve on our Board until the 2024 annual meeting or until their successors are duly elected and qualified;

FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Revoking Your Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting by:

•signing, dating and delivering a new proxy with a later date before the applicable deadline to our Corporate Secretary;

•attending virtually and voting virtually online at the Annual Meeting; or

•filing a written revocation with our Corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your shares. You may also vote virtually online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares.

Your last vote or proxy will be the vote or proxy that is counted. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.

Dissent and Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ Common Stock.

Solicitation Costs

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies. It is estimated that the cost of D. F. King’s services will be approximately $8,500 plus expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of D.F. King and the Company.

Voting Results

We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the Annual Meeting.

Questions

You may call or contact our proxy solicitor, D.F. King, at (866) 796-1290 or via email at libertyoilfield@dfking.com if you have any questions concerning this Proxy Statement. During the Annual Meeting, stockholders who have registered with their voting control number may submit written questions by referring to the “Chat Box” icon located at the top of the left-hand panel of their screen.

PLEASE VOTE. YOUR VOTE IS IMPORTANT TO US.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board currently consists of nine (9) directors. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director elected to the Board will hold office until his or her successor has been elected and qualified or until the earlier of their death, resignation, disqualification or removal. The current members of the classes of our Board are divided as follows:

♦Class II (term expires in 2021): Ken Babcock, Brett Staffieri, and Christopher A. Wright

♦Class III (term expires in 2022): Peter A. Dea, William F. Kimble, and James R. McDonald

♦Class I (current term expires 2023): Simon Ayat, Gale A. Norton, and Cary D. Steinbeck

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) director nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director. Biographical information regarding each nominee is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Board to determine that each nominee should serve as a director of the Company. Each nominee’s experience is evaluated in determining the overall composition of the Board.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS TO A THREE-YEAR TERM EXPIRING
AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Name (Age)	Business Experience	Director Since
Ken Babcock (64)

Mr. Babcock has served on our Board since the initial public offering of the company in 2018 (the “IPO”). Mr. Babcock is currently the Chief Executive Officer of Abaco Energy Technologies LLC (“Abaco”), a private Houston-based portfolio company of Riverstone Holdings LLC, an energy-focused private equity firm (“Riverstone”), that was formed in 2013 to focus on opportunities in manufacturing and services related to North American drilling, completion, and production, and associated infrastructure. Prior to joining Abaco, Mr. Babcock was the President and Chief Executive Officer of Titan Specialties, Ltd. (“Titan”) from 2008 until its sale to Hunting PLC in September 2011. Following the sale, Mr. Babcock remained at Titan until June 2012. Prior to joining Titan, from 2005 until 2008, Mr. Babcock served as President and Chief Executive Officer of International Logging, Inc. (“ILI”) where he took a narrowly-focused mud logging company of over 300 employees to a diverse well site services organization of over 1,800 employees spread over 60 countries in a little over two years. Prior to joining ILI, Mr. Babcock was Director of Strategic Sales at Baker Hughes INTEQ and Vice President of Business Development at Noble Technology Services. Mr. Babcock began his career with EXLOG in 1980. Mr. Babcock has a Bachelor of Science in Geology from Florida State University. We believe that Mr. Babcock’s strong business leadership experience qualifies him for service on our Board.

2018
Brett Staffieri (42)

Mr. Staffieri has served on our Board since the IPO. Mr. Staffieri has been a Partner at Riverstone since February 2019 and has worked at Riverstone since 2006. Mr. Staffieri has a Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration from The Wharton School, where he graduated with honors. Mr. Staffieri has been nominated to serve on our Board by Riverstone pursuant to the amended and restated stockholders agreement described later in this proxy statement. We believe that Mr. Staffieri’s extensive experience investing in the energy sector qualifies him for service on our Board.

2018

Name (Age)	Business Experience	Director Since
Christopher A. Wright (56)

Mr. Wright has served on our Board since the IPO. He has also served as our Chief Executive Officer since December 2016 and as the Chief Executive Officer of Liberty Holdings since its formation in March 2011 until the IPO. Mr. Wright is the Executive Chairman of Liberty Resources LLC, an oil and natural gas exploration and production company focused in the Williston Basin, and was the Chief Executive Officer from its formation in September 2010 until March 2017. Mr. Wright founded Pinnacle Technologies, a company that developed and commercialized tiltmeter and microseismic fracture mapping, and served as Chief Executive Officer of Pinnacle Technologies from 1992 to 2006. From 2000 to 2006, Mr. Wright served as Chairman of Stroud Energy, Inc., a shale natural gas producer. Mr. Wright currently serves on the Board of Directors for Urban Solution Group, US Ceramics, LLC and the Federal Reserve Bank of Kansas City, Denver Branch. Mr. Wright has a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”) and conducted graduate work in electrical engineering at both the University of California-Berkeley and MIT. We believe that Mr. Wright’s experience leading our growth as our Chief Executive Officer and his extensive experience in the hydraulic fracturing services industry qualifies him for service on our Board.

2018

Vote Required

The election of directors requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE

Name (Age)	Business Experience	Director Since
Simon Ayat (66)

Mr. Ayat joined our Board in connection with the acquisition of Schlumberger’s OneStim business (“OneStim”) at the end of 2020 (the “OneStim Acquisition”). Mr. Ayat has served as Senior Strategic Advisor to the Chief Executive Officer for Schlumberger, an international oilfield services and technology company, since January 2020. From March 2007 until his retirement in January 2020 he served as the Executive Vice President and Chief Financial Officer of Schlumberger. Mr. Ayat has held several financial and operational positions in Schlumberger, where he commenced his career in 1982. He was based in Paris, Houston and Dallas, as well as in the Middle East and Far East regions, serving as group treasurer, controller, Geomarket manager for Indonesia and drilling regional vice president for Asia Pacific. Mr. Ayat is also a member of the board of directors of Tenaris S.A., a manufacturer of pipes and related services for energy and industrial applications, and Eurasia Drilling Company, the largest provider of drilling services in Russia. He is a French and Lebanese citizen. Mr. Ayat has been nominated to serve on our Board by Schlumberger pursuant to the amended and restated stockholders agreement described later in this proxy statement. We believe Mr. Ayat’s extensive experience in the oilfield services industry and as the Chief Financial Officer of a publicly-traded oilfield services company with international operations qualifies him for service on our Board.

2020

Name (Age)	Business Experience	Director Since
Peter A. Dea (67)

Mr. Dea has served on our Board since the IPO. Mr. Dea has been the Executive Chairman of Confluence Resources LP (“Confluence”) since September 2016. Mr. Dea has served as the President and Chief Executive Officer of Cirque Resources LP (“Cirque”) since May 2007. Both Confluence and Cirque are private oil and gas companies. From November 2001 through August 2006, Mr. Dea was President and Chief Executive Officer and a director of Western Gas Resources, Inc. (“Western Gas”). Mr. Dea joined Barrett Resources Corporation (“Barrett”) in November 1993 and served as Chief Executive Officer and director from November 1999 and as Chairman from February 2000 through August 2001. Western Gas and Barrett were public oil and gas companies. Prior to that Mr. Dea served in several geologic positions with Exxon Company, U.S.A. Mr. Dea currently serves as the Chairman of the Board of Ovintiv Inc. and has served as a director of Antero Midstream Corporation since the closing of its simplification transaction in March 2019. Prior to the simplification, Mr. Dea served as a director of the general partner of Antero Midstream GP LP beginning in April 2018. Mr. Dea has a Bachelor of Arts in Geology from Western State Colorado University and a Masters of Science in Geology from the University of Montana. Mr. Dea also attended the Harvard Business School, Advanced Management Program. We believe that Mr. Dea’s extensive oil and gas exploration and production experience and involvement in state and national energy policies qualify him for service on our Board.

2018
William F. Kimble (61)

Mr. Kimble has served on our Board since the IPO and as Lead Director since October 2018. From 2009 until his retirement in 2015, Mr. Kimble served as the Office Managing Partner for the Atlanta office and Managing Partner - Southeastern United States at KPMG LLP (“KPMG”), one of the largest audit, tax and advisory services firms in the world. Mr. Kimble was also responsible for moderating KPMG’s Audit Committee Institute and Audit Committee Chair Sessions. Until his retirement, Mr. Kimble had been with KPMG or its predecessor firm since 1986. During his tenure with KPMG, Mr. Kimble also held numerous senior leadership positions, including Global Chairman of Industrial Markets. Mr. Kimble served as KPMG’s Energy Sector Leader for ten (10) years and was the executive director of KPMG’s Global Energy Institute. Mr. Kimble serves on the board of directors and the audit committee of PRGX Global, Inc. Mr. Kimble also serves on the board of directors, the special committee, and is chair of the audit committee of DCP Midstream Partners, LP. Mr. Kimble has a Bachelor of Accounting and Business Administration from Southern Methodist University. We believe that Mr. Kimble’s extensive accounting background and his experience as a director of public companies qualify him for service on our Board.

2018
James R. McDonald (42)

Mr. McDonald joined our Board in connection with the OneStim Acquisition. Mr. McDonald has served as President, Americas Land for Schlumberger, an international oilfield services and technology company, since July 2020. Prior to that time, he held multiple executive positions at Schlumberger; including President, Well Services from April 2018 until June 2020, Head of Reservoir Characterization Group Operations, North America Offshore from June 2017 until March 2018, Vice President, Wireline, North America, from January 2016 until June 2017, and Vice President Cased Hole Wireline, North American Land from January 2015 until December 2015. Mr. McDonald holds a Bachelor of Science in Chemical Engineering from the Massachusetts Institute of Technology. Mr. McDonald has been nominated to serve on our Board by Schlumberger pursuant to the amended and restated stockholders agreement described later in this proxy statement. We believe Mr. McDonald’s extensive experience in the oilfield services industry qualifies him for service on our Board.

2020

Name (Age)	Business Experience	Director Since
Gale A. Norton (67)

Ms. Norton has served on our Board since July of 2019. She has been the President of Norton Regulatory Strategies, a consulting firm, since 2011. From 2007 to 2010, she served as General Counsel, Unconventional Oil, of Royal Dutch Shell, an international oil and natural gas company (“Shell”). Prior to joining Shell, Ms. Norton served as the Secretary of the Interior of the United States under President George W. Bush from 2001 until 2006 and as the Attorney General of the State of Colorado from 1991 until 1999. Ms. Norton is a director of American Transmission Company, a private company in the electric utility industry and she has been a Governance Fellow of the National Association of Corporate Directors. Ms. Norton holds Bachelor of Arts and Juris Doctorate degrees from the University of Denver. We believe that Ms. Norton’s experience as Attorney General of the State of Colorado and Secretary of the Interior of the United States qualifies her for service on our Board.

2019
Cary D. Steinbeck (49)

Mr. Steinbeck has served on our Board since the IPO. Mr. Steinbeck served on the board of managers of Liberty Oilfield Services Holdings LLC (“Liberty Holdings”), a prior subsidiary of the Company, from October 2016 until the IPO. Mr. Steinbeck has been a Managing Director at Shea Ventures, an investment firm, since October 2014. From 2007 to 2014, he served as a Managing Director at Oakmont Corporation, an investment firm. Mr. Steinbeck is also a director at Liberty Resources LLC and is a Chartered Financial Analyst® charterholder. Mr. Steinbeck has a Bachelor of Arts in Economics from the University of California, Santa Barbara, and a Master of Business Administration from the University of Southern California. We believe that Mr. Steinbeck’s experience in the private equity industry, energy sector investing experience, extensive board participation and understanding of financial markets will provide valuable insights for our Company and qualify him for service on our Board.

2018

THE BOARD AND ITS COMMITTEES

THE BOARD

Composition of the Board

Our Board consists of nine members separated into three classes of directors, each as equal in number as possible, with each class serving staggered three-year terms.

In connection with the OneStim Acquisition, we entered into an amended and restated stockholders agreement with affiliates of Riverstone and Schlumberger. This amended and restated stockholders agreement amends previous stockholder agreements entered into between the Company and Riverstone and provides (i) Riverstone with the right to designate (A) two nominees to our Board so long as they and their affiliates collectively beneficially own the number of shares of Common Stock as such persons owned immediately prior to the OneStim acquisition, and (B) one nominee to our Board so long as they and their affiliates collectively beneficially own at least 10% of the outstanding shares of our Common Stock; and (ii) Schlumberger with the right to designate (A) two nominees to our Board so long as they and their affiliates collectively beneficially own at least 20% of the outstanding shares of our Common Stock, and (B) one nominee to our Board so long as they and their affiliates collectively beneficially own at least 10% of the outstanding shares of our Common Stock. For further information on the amended and restated stockholders agreement, see the section titled “Related Party Transactions” under the subtitle “Amended and Restated Stockholders Agreement.”

In evaluating director candidates, we, through the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), review the following criteria when assessing director candidates:

✓ relevant skills, qualifications and experience;

✓ independence under applicable standards;

✓ business judgment;

✓ service on boards of directors of other companies;

✓ personal and professional integrity;

✓ openness and willingness to work as part of a team;

✓ willingness to commit the required time to serve as a Board member; and

✓ familiarity with the Company and its industry.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our Chief Executive Officer serves as the Chairman of the Board, and William F. Kimble, a non-employee independent director, serves as our Lead Director. As Lead Director, Mr. Kimble serves as a liaison between the Chairman and the non-management directors and presides at executive sessions of the non-management directors and any other Board meetings at which the Chairman is not present, among other responsibilities. Our Board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. The Chairman chairs the meetings of our Board and stockholders, with input from the Lead Director, and as such, our Board believes that a person with a comprehensive knowledge of the Company is in the best position to serve the role of Chairman.

Our Board believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted by the Board, which has responsibility for general oversight of risks, but the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling such oversight responsibilities. Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducted a specific strategic session during the year that included a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews risks with the Board at regular Board meetings as part of management presentations that focus on the Company’s overall operations and presents the steps taken by management to mitigate or eliminate such risks.

The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling such oversight responsibilities by overseeing our major risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Our Board periodically review its governance and committee structure to ensure that it continues to meet the Company’s needs.

Director Independence and Family Relationships

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board has assessed the independence of each non-employee director under the independence standards of the NYSE. The Board has determined that each of Messrs. Ayat, Babcock, Dea, Kimble, McDonald, Staffieri and Steinbeck and Ms. Norton is considered independent under the NYSE rules. In connection with its assessment of the independence of each non-employee director, the Board also determined that Messrs. Steinbeck, Kimble, Babcock and Dea and Ms. Norton are independent as defined in Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the NYSE applicable to members of the Audit Committee. Furthermore, none of our directors or officers have any family relationship with any director or other officers. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

BOARD COMMITTEES

Overview

Our Board has established an Audit Committee, a Compensation Committee of the Board (the “Compensation Committee”) and a Nominating and Governance Committee as further detailed herein. The below chart sets forth the members and chairperson of each Board committee.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
William F. Kimble	*		•
Cary D. Steinbeck	•	•
Peter A. Dea		*	•
Ken Babcock		•
Gale A. Norton	•		*

* Chairperson  • Member

Audit Committee

Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three (3) directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Audit Committee currently consists of three (3) directors, all of whom are independent under the rules of the SEC and the standards set forth by the NYSE applicable to members of an Audit Committee. Messrs. Kimble and Steinbeck and Ms. Norton are the members of our Audit Committee with Mr. Kimble serving as the chairperson. Each member of our Audit Committee is financially literate, and our Board has determined that Mr. Kimble qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. The general purpose of our Audit Committee is to assist the Board in oversight responsibilities regarding the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, performance of the independent registered public accounting firm engaged by the Company and the effectiveness of the Company’s internal audit functions. The Audit Committee operates under an Audit Committee charter that defines the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE. A current copy of the Audit Committee charter can be found on our website, www.libertyfrac.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

Compensation Committee

Our Compensation Committee currently consists of three (3) directors: Messrs. Dea, Babcock and Steinbeck with Mr. Dea serving as the chairperson. Our Compensation Committee assists our Board in establishing salaries, incentives and other forms of compensation for officers and other employees. Our Compensation Committee also assists the Board with the administration and oversight of our incentive compensation and benefit plans. The Compensation Committee operates under a Compensation Committee charter that defines the committee’s primary duties. The Compensation Committee has the authority to delegate to its chairperson or any one of its members the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. A current copy of the Compensation Committee charter can be found on our website, www.libertyfrac.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

The Board has determined that all directors on the Compensation Committee are independent under the standards set forth by the NYSE.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of three (3) directors: Ms. Norton and Messrs. Kimble and Dea with Ms. Norton serving as the chairperson. The Nominating and Governance Committee operates under a Nominating and Governance Committee charter that defines the committee’s primary duties. A current copy of the Nominating and Governance Committee charter can be found on our website, www.libertyfrac.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

Our Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, subject to the terms of the amended and restated stockholders agreement the Company has entered into with certain stockholders related to the appointment of directors. See “Certain Relationships and Related Party Transactions—Related Party Transactions—Amended and Restated Stockholders Agreement.” Our Nominating and Governance Committee also develops and oversees our corporate governance processes, including the annual performance evaluation of the Board and its committees, and of management, and develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines and other applicable governance policies.

When identifying director nominees, the Nominating and Governance Committee considers and reviews the following criteria: the candidate’s relevant skills, qualifications and experience, independence under applicable standards, business judgement, service on boards of directors of other companies, personal and professional integrity, openness and ability to work as part of a team, willingness to commit to the required time to serve as a member of the Board and familiarity with the Company and its industry. Additionally, when considering the recommendation to the Board that an existing director be nominated for election at the annual meeting of stockholders, the Nominating and Governance Committee will consider and review: the past Board and committee meeting attendance and performance, the length of Board service, the personal and professional integrity, the relevant experience, skills, qualifications and contributions that the existing director brings to the Board and the independence under the applicable standards.

The Nominating and Governance Committee will consider suggestions from any source, particularly from stockholders, regarding possible candidates for director; provided, however, that in order for such stockholder recommendation to be considered, the recommendations must comply with the procedures outlined under “Stockholder Proposals” below.

The Board has determined that all directors on the Nominating and Governance Committee are independent under the standards set forth by the NYSE.

MEETING ATTENDANCE OF THE BOARD AND BOARD COMMITTEES

During 2020, the Board met eight (8) times, the Audit Committee met nine (9) times, the Compensation Committee met five (5) times, and the Nominating and Governance Committee met three (3) times. Each director participated, whether in person or by telephone, in at least seventy-five percent (75%) of all meetings of the Board and the committees of which such director is a member. There is no formal policy as to director attendance at the Annual Meeting but our corporate governance guidelines encourage directors to attend. All members of our Board attended last year’s annual stockholder meeting.

CORPORATE CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Corporate Code of Business Conduct and Ethics (the “Ethics Code”) applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of the Ethics Code may be made only by our Board or a Board committee and will be promptly disclosed as required by applicable SEC laws and the corporate governance rules of the NYSE. A current copy of the Ethics Code can be found on our website, www.libertyfrac.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents,” and is available in print to any stockholder who requests it.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) in accordance with the corporate governance rules of the NYSE, as applicable, that serve as a framework within which our Board and committees operate. These guidelines cover matters including, but not limited to, the composition of our Board, Board membership criteria and qualifications, director responsibilities, meetings of the Board and non-management directors, Board committees, director access to management and independent advisors, director compensation, and evaluation of management and management succession planning. A current copy of our Governance Guidelines can be found on our website, www.libertyfrac.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

COMMUNICATION WITH THE BOARD

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board or any other director in particular to:

Liberty Oilfield Services Inc.
950 17th Street, Suite 2400
Denver, Colorado 80202

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s General Counsel or other officer as designated by the Board, will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth above. During 2020, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of March 1, 2021.

Name	Age	Position(s)
Christopher A. Wright	56	Chairman of the Board and Chief Executive Officer
Michael Stock	59	Chief Financial Officer and Treasurer
Ron Gusek	49	President
R. Sean Elliott	46	Vice President, General Counsel and Corporate Secretary
Ryan T. Gosney	47	Chief Accounting Officer

See “Proposal 1 – Election of Directors – Nominees for Election as Class II Directors to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders” above for information regarding Mr. Wright.

Michael Stock – Chief Financial Officer and Treasurer. Michael Stock has served as our Chief Financial Officer since December 2016, our Treasurer since March 2018 and as the Chief Financial Officer of Liberty Holdings from April 2012 until our IPO. Mr. Stock served as a director of the Company from December 2016 up until the IPO. Prior to joining Liberty Holdings, from 2009 to 2012, he was employed by TAS Energy Inc., an industrial energy technology company. During his tenure, he served as Chief Financial Officer and was a key part of the raising of equity from leading investment groups including Kleiner Perkins, Element Partners, Natural Gas Partners and Credit Suisse. From 1997 to 2009, Mr. Stock served as Chief Financial Officer for Pinnacle Technologies.

Ron Gusek – President. Ron Gusek has served as our President since December 2016 and as the President of Liberty Holdings from November 2016 until the IPO. Mr. Gusek served as the Vice President of Technology and Development of Liberty Holdings, from 2014 until his promotion to President. Prior to joining Liberty Holdings, from 2011 to 2014, Mr. Gusek served as Vice President, Corporate Engineering and Technology of Sanjel Corporation, a global energy service company. Prior to joining Sanjel Corporation, from 2009 to 2011, Mr. Gusek was Director of Engineering for Zodiac Exploration, an oil and natural gas exploration and production company working in the central San Joaquin valley in California. From 2003 to 2008, Mr. Gusek was the Canadian Regional Manager of Pinnacle Technologies. Mr. Gusek has a Bachelor of Science in Mechanical Engineering from the University of Alberta.

R. Sean Elliott – Vice President, General Counsel and Secretary. Sean Elliott has served as our Vice President and General Counsel since March 2017 and our Corporate Secretary since the IPO. Between September 2016 and March 2017, Mr. Elliott worked as Assistant General Counsel at USAA Real Estate Company, a real estate investment firm. Between June 2015 and September 2016, Mr. Elliott served as Counsel at Haynes and Boone, LLP, an international corporate law firm. Between November 2007 and May 2015, Mr. Elliott served as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of CARBO Ceramics Inc., an oilfield services production enhancement company. Mr. Elliott has a Bachelor of Arts in Economics and Business Administration from Austin College and a Doctor in Jurisprudence degree from the University of Texas at Austin.

Ryan T. Gosney – Chief Accounting Officer. Ryan Gosney has been our Chief Accounting Officer since March 2017. Between July 2016 and February 2017, Mr. Gosney served as the Chief Accounting Officer of Vantage Energy Inc. (“Vantage”), an oil and gas exploration and production company. Prior to joining Vantage, Mr. Gosney served as Chief Financial Officer for Dorado E&P Partners, LLC, an oil and gas company, from January 2012 to January 2016. Mr. Gosney began his career as an auditor with Arthur Andersen, LLP in September 1995 where he served in increasing roles of responsibility up to Audit Manager until June 2002. Mr. Gosney has also served as Controller for Patina Oil & Gas Corporation from October 2002 to October 2005 and Delta Petroleum Corporation from October 2005 to January 2012. Mr. Gosney has a Bachelor of Business Administration from Texas Christian University.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides information about our rationale and policies with regard to the compensation of our principal executive officer, principal financial officer and our three other most highly-compensated executive officers (our “Named Executive Officers”) for 2020 and is intended to provide investors with the material information necessary for understanding our compensation policies and decisions regarding our Named Executive Officers as well as providing context for the tabular disclosure provided in the executive compensation tables below. Our Named Executive Officers for 2020 include:

Name	Title
Christopher A. Wright	Chairman of the Board and Chief Executive Officer
Michael Stock	Chief Financial Officer and Treasurer
Ron Gusek	President
R. Sean Elliott	Vice President, General Counsel and Corporate Secretary
Ryan T. Gosney	Chief Accounting Officer

2020 Compensation Overview and COVID Compensation Reductions

In January 2020, the Compensation Committee recommended, and the Board approved, the following compensation-related actions for our Named Executive Officers for fiscal year 2020, further detailed below:

•Base Salaries: The 2020 base salaries for each Named Executive Officer were initially raised by 2% from 2019.

•Annual Incentive Awards: The bonus target for annual incentive awards were initially the same targets used for 2019 based on the achievement of specific Company performance objectives.

•Long-Term Incentive Compensation: The long-term incentive compensation included both time-based awards, vesting ratably over a three-year period, and performance-based awards, with three year cliff vesting.

Beginning in March 2020, the COVID-19 pandemic emerged and put significant downward pressure on the global economy and oil demand, which resulted in the most abrupt curtailment of frac activity ever. In April 2020, we announced strategic actions to align our cost structure with demand for frac services. As part of that effort, the Named Executive Officers voluntarily requested, and the Compensation Committee and Board approved, the following changes to the compensation actions previously established in January 2020:

•Cancellation of Base Salary Raise. The 2% raise in base salaries for the Named Executive Officers was cancelled.

•Reduction in 2019 Base Salary Amounts. The 2019 base salary in effect for each Named Executive Officer was reduced by 30% from April 2020 through December 2020. In addition, during the months of May, June and July of 2020, the Named Executive Officers voluntarily agreed to decrease these reduced base salary levels by an additional 50%. While the Named Executive Officers continued to work full time from May through July 2020, they further reduced their base salaries during this period to participate in the effects of the Company’s furlough program.

•Cancellation of Annual Incentive Awards. The 2020 Annual Incentive Awards, including the discretionary bonus opportunity for each Named Executive Officer, were cancelled.

Effective January 1, 2021, and in light of improving business conditions, base salaries for Named Executive Officers returned to the levels established in January 2019. The Compensation Committee has not approved Annual Incentive Awards for the Named Executive Officers for 2021, but expects to consider approval of these awards at a later time during the year using an award structure similar to the one used in 2019.

2020 Say on Pay

At our 2020 annual meeting of stockholders, our stockholders were asked to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as reported in our 2020 proxy statement (“Say on Pay”). In 2020, our stockholders overwhelming approved the compensation of our Named Executive Officers, with over 98% of the votes cast in favor of such practices. The Compensation Committee and the Board viewed the results of the Say on Pay vote and, given the strong stockholder support for the compensation of our Named Executive Officers in 2020, believe that no significant changes to our compensation program were warranted as a result of this vote. As discussed in more detail in “Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers,” the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the compensation of our Named Executive Officers, as described below.

Compensation Best Practices

The Company’s compensation program has been designed to support a strong governance model. Key elements of the program in support of this objective are set forth in the chart below:

	What We Do		What We Don’t Do
✓	Determine annual incentive compensation with the majority of the potential payment based upon the achievement of pre-established performance goals	x x x x x x x

No excise tax gross ups

No single-trigger severance

No excessive perquisites

No short-term or speculative trading of Company stock

No re-pricing of incentive awards

No supplemental retirement plans

No guaranteed bonuses or uncapped incentives

✓	Generally target the market median for total compensation
✓	Use an independent compensation consultant
✓	Hold regular executive sessions of the Compensation Committee without management present
✓	Base a portion of the long-term incentives upon our performance relative to peers

Process for Setting Compensation and Role of Compensation Consultant

At the beginning of each year, the Compensation Committee engages an independent executive compensation consulting firm in order to provide independent and objective market compensation data, conduct compensation analysis, recommend plan design changes and advise on compensation related risks. The Compensation Consultant acts solely at the direction of the Compensation Committee and not at the direction of the Company’s management team. During 2020, the Compensation Committee engaged Longnecker and Associates as such compensation consultant (the “Compensation Consultant”). The Compensation Consultant compiles compensation surveys for review by the Compensation Committee and management. After review of the Compensation Consultant’s surveys, management provides recommendations of compensation for our Named Executive Officers to the Compensation Committee. Such recommendations are generally based upon the guidance of the Compensation Consultant and the performance of our management as a team. The Compensation Committee then reviews management’s recommendation with the ability to ask questions of both management and the Compensation Consultant and may conduct an executive session as needed to discuss compensation. The Compensation Committee and Board collectively have the final authority to make all decisions regarding compensation.

The Compensation Consultant also assists the Compensation Committee with the determination of our Peer Group, as described below, and design of our annual incentive program and long-term incentive awards. Using the independence factors established by the SEC and the NYSE, the Compensation Committee determined that the Compensation Consultant’s work did not raise any conflicts of interest, and they are considered an independent consulting firm.

Competitive Market Position and Peer Group

To further emphasize the alignment between Company performance and executive pay and to ensure compensation is competitive, for 2020 the Compensation Committee initially targeted the 50th percentile for total compensation (base salary and short-term and long-term incentives), as reflected by various sources of compensation data (collectively, “Market Data”). The Market Data provided to the Compensation Committee by the Compensation Consultant includes compensation information from our Peer Group (as defined below) as well as other broad-based compensation survey sources selected by the Compensation Consultant. Although the Compensation Committee used the Market Data to inform its decisions regarding the form and amount of compensation initially designed for our Named Executive Officers in 2020, the Compensation Committee also considered other factors such that the compensation actually received by our Named Executive Officers is not exclusively reflective of the Market Data. For example and as explained above, in light of the severe downturn in the frac industry during 2020, the Compensation Committee took several actions to reduce the 2020 compensation for Named Executive Officers. As a result of these actions, the total compensation received by the Named Executive Officers for 2020 did not align with the 50th percentile target for compensation.

For purposes of setting 2020 compensation, the peer group companies (our “Peer Group”) used by the Compensation Consultant and the Compensation Committee included the following companies:

Core Laboratories N.V.	Helmerich & Payne, Inc.
Patterson-UTI Energy, Inc.	RPC, Inc.
NexTier Oilfield Solutions Inc.	Exterran Corporation
FTS International, Inc.	ProPetro Holding Corp.
Unit Corporation	Archrock, Inc.
Oil States International, Inc.

Our Peer Group was selected based on companies that broadly represent related drilling and oilfield services businesses and are of reasonably comparable revenue size to the Company. While some of these companies have larger market capitalizations, these companies represent the market in which we most directly compete for qualified professionals. As a whole, our Peer Group reflects companies with related operations, of reasonably similar size, and with which we compete for talent.

Objectives of Compensation

The goal of the Company’s compensation program is to help attract and retain qualified executive talent and to strengthen the alignment between executives and stockholders’ interests, enhancing stockholder value. To achieve this goal, the Compensation Committee’s decisions are guided by the following principles: provide a competitive compensation package; relate compensation to the performance of the Company and the individual; and align employee objectives with the objectives of stockholders by encouraging executive stock ownership.

In order to achieve these objectives, the Compensation Committee has created a compensation package that combines current and deferred cash compensation with equity-based compensation. The Company’s compensation program for executive officers consists of the following items, although as described above, not all of these elements of compensation were paid to Named Executive Officers for 2020:

*base salary;

*performance-based annual incentive payments under the Liberty Oilfield Services Inc. Long Term Incentive Plan (“LTIP”), which in 2020 were initially based upon the Company’s adjusted pre-tax earnings per share (“Pre-Tax EPS”), return on capital employed (“ROCE”), the Company’s adjusted ROCE (ROCE revised to a standardized calculation as described herein) (“Adjusted ROCE”) as compared to the Adjusted ROCE of a peer group of companies (such comparison, “Comparative ROCE”) and personal performance;

*long-term equity awards under our LTIP, consisting of both time-based and performance-based restricted stock units; and

*matching and discretionary contributions under the Liberty Oilfield Services 401(k) Savings Plan.

The Compensation Committee structures executive total direct compensation to emphasize performance through the annual incentive program and long-term incentives. The Compensation Committee believes that the compensation mix should strike a balance promoting long-term returns without motivating or rewarding excessive or inappropriate risk-taking.

Elements of Compensation

2020 Pay Mix

Our compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of compensation is contingent on the Company’s performance. The Company believes that having a significant portion of our Named Executive Officers’ compensation at risk better aligns their interests with the long-term interests of the Company and its stockholders. A majority of our Named Executive Officers total target direct compensation for fiscal year 2020 was variable, at approximately 87% for our Chief Executive Officer and averaging 79% for our other Named Executive Officers. The following charts illustrate the total target mix of direct compensation for our Named Executive Officers for fiscal year 2020 and does not include annual cash incentive compensation, as this program was cancelled for 2020.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for performing specific job duties and functions. At the start of 2020, based on the analysis provided by the Compensation Consultant and the recommendation of the Compensation Committee, the Board increased the base salaries of our Named Executive Officers by 2%, effective April 1, 2020, to reflect cost of living adjustments. These base salary increases were less than those recommended by the Compensation Consultant. However, in March 2020, in light of marketplace conditions, our Named Executive Officers voluntarily requested the proposed base salary raises be cancelled and a temporary reduction of their existing base salaries of 30% become effective April 1, 2020. These reductions were approved by both the Compensation Committee and the Board. On April 21, 2020, at the request of the Named Executive Officers, the Compensation Committee and the Board approved a further reduction of 50% from the reduced salary amounts for the months of May, June and July of 2020. Beginning in August 2020, the base salaries of the Named Executive Officers were reverted to 100% of the reduced amount that was effective in April. Specifically, the adjusted base salaries for each Named Executive Officer are as follows for 2020:

Name	2019 Base Salary(1)	Revised Reduced Salary–Effective April 1, 2020(2)	Annualized Salary May, June, July 2020
Christopher A. Wright	$612,000	$428,400	$214,200
Michael Stock	$408,000	$285,600	$142,800
Ron Gusek	$408,000	$285,600	$142,800
R. Sean Elliott	$367,200	$257,040	$128,520
Ryan T. Gosney	$275,400	$192,780	$ 96,390

(1)These base salary amounts were effective January 1 to March 31, 2020.

(2)These revised reduced salary amounts were effective April 1 to April 30, 2020 and again August 1 to December 31, 2020.

Effective January 1, 2021, the base salaries for the Named Executive Officers returned to 100% of the 2019 Base Salary amounts.

Annual Incentive Award

In January 2020, based on the analysis provided by the Compensation Consultant and the recommendation of the Compensation Committee, the Board established performance metrics and hurdles for our 2020 annual incentive awards that are focused on the results of adjusted Pre-Tax EPS, ROCE and Comparative ROCE. The Compensation Consultant and Compensation Committee recommended, and the Board approved, maintaining an element of discretion in the annual incentive for our Named Executive Officers in order to provide the Compensation Committee and the Board the flexibility to respond to specific events that are relevant to the Named Executive Officer’s performance during the year. No payout percentage would be earned for a metric if the actual Company performance of that metric was below the threshold level set for that metric. Payouts for performance between threshold, target and maximum would have been calculated using straight line interpolation. The overall payout amount for each Named Executive Officer is capped at 200% of each Named Executive Officer’s target incentive award. Although our Named Executive Officers provided a strong performance in 2020, given the challenging market, in March 2020, each Named Executive Officer voluntarily agreed, and the Compensation Committee and Board approved, the cancellation of 2020 Annual Incentive Awards.

Long-Term Incentive Compensation

We maintain the LTIP in order to incentivize individuals providing services to us or our affiliates. In 2020, following recommendations by the Compensation Consultant and our Compensation Committee, our Board granted both time-based and performance-based restricted stock units (“RSUs”), each which represent the right to receive shares of our Class A Common Stock following the applicable vesting period. The Compensation Committee has considered the use of other forms of equity awards, including restricted stock and stock options, and ultimately determined to use RSUs given that they have a less dilutive effect than stock options and do not require the issuance of actual shares of Class A Common Stock unless and until vesting conditions are met. For 2020, the grant date value of RSUs for the Named Executive Officers as a group is below the 50th percentile based on Market Data, as management recommended a one-time reduction in the value of RSUs granted in order to account for a reduction in stock price since year over year. The Compensation Committee and our Board determined that a combination of time-based and a performance-based vesting approach was appropriate given the Company’s desire to provide our Named Executive Officers with a long-term retention-focused award that also aligns the interests of our Named Executive Officers with those of our stockholders while at the same time furthering the Company’s pay-for-performance philosophy.

For 2020, one-half of the RSUs awarded to Messrs. Wright, Stock and Gusek vest ratably over a three-year period, and one-half vests at the end of a three-year performance period based on the Company’s performance against its peers. Messrs. Elliott and Gosney received RSU awards with similar time and performance-based vesting conditions for 2020, except that the mix for their awards was 67% time-based and 33% performance-based.

Performance-based RSUs provide the Named Executive Officer the right to receive an amount ranging from 0% to 200% of the target performance-based RSUs granted based on the Company’s Comparative ROCE performance during the three-year performance period, subject to the continued employment of the Named Executive Officer. Comparative ROCE is determined by comparing and ranking the Company’s Adjusted ROCE against the Adjusted ROCEs of a group of peer companies (such peer group, the “ROCE Peer Group”). Our Adjusted ROCE and the ROCE Peer Group Adjusted ROCEs for a calendar year are calculated and then ranked in order of highest to lowest, with the highest Adjusted ROCE being ranked 1 of 10, and the lowest Adjusted ROCE ranked 10 of 10.

The ROCE Peer Group is reviewed and set each year, provided that the Compensation Committee reserves the right to recommend, and the Board to make, substitutions and revisions to the ROCE Peer Group throughout the year. While some companies in the ROCE Peer Group may overlap with companies in Peer Group, the focus of the ROCE Peer Group is to provide a metric by which the effectiveness of capital deployment can be measured. Accordingly, the ROCE Peer Group focuses more particularly on other companies that have capital needs that are similar to those of the Company. The Peer Group tends to focus and include companies based on the relative size of the peers based on metrics such as revenue and market capitalization. The ROCE Peer Group also utilizes the S&P 500 to provide a broader measure of the effectiveness of deployment of capital across various industries. The 2020 ROCE Peer Group consists of the following companies:

Halliburton	Nine Energy Service Inc.
Helmerich & Payne, Inc.	NexTier Oilfield Solutions Inc.
Oil States International, Inc.	Patterson-UTI Energy, Inc.
ProPetro Holding Corp.	RPC, Inc.
S&P 500

After the end of the three-year performance period, the Adjusted ROCE calculations of each entity for each year shall be averaged in order to obtain an average Adjusted ROCE calculation for the entire three year period. The entities in the ROCE Peer Group will be arranged (highest to lowest) by their averaged Adjusted ROCE, excluding the Company. The Company’s rank and award payout percentage will be interpolated between the entity with the next highest average Adjusted ROCE and the entity with the next lowest average Adjusted ROCE as follows:

Comparative ROCE
Ranking of Company Adjusted ROCE against ROCE Peer Group	Payout Percentage of Target Award
1 of 10	200%
2 of 10	175%
3 of 10	150%
4 of 10	125%
5 of 10	100%
6 of 10	75%
7 of 10	50%
8 of 10	0%
9 of 10	0%
10 of 10	0%

Employment, Severance and Change in Control Agreements

The Company has entered into a change in control agreement with each of Mr. Elliott and Mr. Gosney (the “Change in Control Agreements”). At the request of the other executive officers, all who have accumulated vested equity interests in the Company prior to the time of the IPO, and the value of such equity interests would likely provide adequate benefits in the event of a change in control transaction, no such change of control agreements have been executed for those officers.

Each Change in Control Agreement provides severance benefits in the event the executive officer’s employment is terminated without cause or the executive officer resigns for good reason within 18 months following a change in control , as described in more detail below under “Potential Payments Upon Termination or Change in Control—Change in Control Agreements.” The benefits provided to the executive officer in the Change in Control Agreements were primarily based on the recommendation of the Compensation Consultant and Peer Group median data provided at the time the Change in Control Agreements were executed.

We have not entered into any other employment, severance or change in control agreements with any of our Named Executive Officers.

Other Compensation Elements

401(k) Plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) under which employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account under the Liberty Oilfield Services 401(k) Savings Plan. We provide matching contributions at a rate of $1.00 for each $1.00 of employee contribution, subject to a cap of the lower of (i) 6% of the employee’s salary and (ii) the applicable contribution limits under the Code. In light of marketplace conditions, matching contributions were suspended from April 2020 through December 2020, and resumed in January 2021.

Pension and Nonqualified Deferred Compensation. We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Perquisites and Other Benefits. We provide limited perquisites to our Named Executive Officers. For example, none of our Named Executive Officers receive car allowances or Company-sponsored country club memberships.

Anti-Hedging and Pledging Policy. Our Insider Trading Policy generally prohibits our directors, employees and officers from hedging and pledging of Company securities by providing that hedging or monetization transactions, whether direct or indirect, involving the Company’s securities and the pledging of Company securities as collateral are prohibited. Short term exceptions to this prohibition (such as temporary margin loans) may be granted depending on specific facts and circumstances. Any exceptions for our directors and officers must be granted by our Audit Committee and will be periodically communicated to the Board. The policy also prohibits transactions involving Company-based derivative securities.

Risk Assessment

The Compensation Committee reviewed our employee compensation practices and policies and determined that such policies do not encourage excessive or unnecessary risk-taking, and are not likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation Committee of the Board of Directors: Peter A. Dea, Chairman Ken Babcock, Member Cary D. Steinbeck, Member

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2020, 2019 and 2018.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
Christopher A. Wright Chairman of the Board & Chief Executive Officer	2020	428,400	0	2,876,014	0	5,700	3,310,114
	2019	608,769	150,000	3,750,207	851,400	16,800	5,377,176
	2018	575,000	180,000	2,981,289	592,891	16,500	4,345,680
Michael Stock Chief Financial Officer & Treasurer	2020	285,600	0	1,278,229	0	5,700	1,569,529
	2019	405,846	70,000	1,666,755	473,000	16,800	2,632,401
	2018	393,750	100,000	1,325,013	329,384	16,500	2,164,647
Ron Gusek President	2020	285,600	0	1,278,229	0	5,700	1,569,529
	2019	405,846	100,000	1,666,755	473,000	16,800	2,662,401
	2018	393,750	100,000	1,325,013	329,384	16,500	2,164,647
R. Sean Elliott Vice President, General Counsel & Corporate Secretary	2020	257,040	0	789,119	0	5,700	1,051,859
	2019	365,262	72,000	1,031,320	340,560	16,800	1,825,942
	2018	357,500	90,000	1,093,130	237,156	47,678	1,825,464
Ryan T. Gosney Chief Accounting Officer	2020	192,780	0	485,329	0	5,700	683,809
	2019	273,946	40,500	632,853	191,565	16,800	1,155,664
	2018	266,250	210,750	670,781	133,401	16,500	1,297,682

(1)Salary amounts for the 2020 year reflect the various reductions discussed above within the Compensation Discussion & Analysis.

(2)The amounts reported in the “Non-Equity Incentive Plan Compensation” columns reflect the portion of the annual incentive payouts related to achievement of the Company-wide performance metrics. The portion of the annual incentive payouts related to the discretionary component are reported in the “Bonus” column.

(3)The amounts shown do not reflect compensation actually received by the Named Executive Officer. Rather, amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of time-based and performance-based restricted stock unit awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2020 may be found in Note 9 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Performance-based awards are included based on the assumption that they will vest at 100% of the target award, since actual vesting will not be determined until the end of the performance period. The Class A Common Stock that certain of the Named Executive Officers received at the time of the IPO in exchange for their Class B Units in Liberty Holdings have not been included in this column, as there was no grant date fair value or incremental fair value associated with the exchange for accounting purposes in 2018.

(4)For the Named Executive Officers, amounts reported in the “All Other Compensation” column for 2020 reflect discretionary matching contributions earned by each Named Executive Officer pursuant to the Company’s 401(k) plan.

Grants of Plan-Based Awards

The following table provides information for each of our Named Executive Officers regarding plan-based awards granted during fiscal year 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Wright		360,000	720,000	1,440,000
	1/20/2020				74,741	149,481	298,962		1,438,007
	1/20/2020							149,481	1,438,007
Michael Stock		200,000	400,000	800,000
	1/20/2020				33,218	66,436	132,872		639,115
	1/20/2020							66,436	639,115
Ron Gusek		200,000	400,000	800,000
	1/20/2020				33,218	66,436	132,872		639,115
	1/20/2020							66,436	639,115
R. Sean Elliott		144,000	288,000	576,000
	1/20/2020				13,672	27,343	54,686		263,040
	1/20/2020							54,686	526,079
Ryan T. Gosney		81,000	162,000	324,000
	1/20/2020				8,408	16,816	33,632		161,770
	1/20/2020							33,634	323,559

(1)The amounts shown in these columns reflect the potential threshold, target and maximum payouts with respect to the performance-based financial metrics originally approved under the 2020 annual incentive awards. The amounts reflected herein do not include amounts that may be earned with respect to the discretionary component of the 2020 annual incentive awards. As noted above, the 2020 annual incentive awards, including the discretionary component, were cancelled in light of marketplace conditions.

(2)The amounts shown in these columns reflect the potential threshold, target and maximum number of performance-based RSU awards granted to the Named Executive Officers during fiscal year 2020.

(3)The amounts shown in this column reflect time-based vesting RSU awards granted to the Named Executive Officers during fiscal year 2020.

(4)The amounts shown in this column do not reflect compensation actually received by the Named Executive Officer. Rather, amounts set forth herein represent the aggregate grant date fair value of time-based and performance-based RSUs computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2020 by the Company. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2020 may be found in Note 9 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2020, which consist of time-based RSU awards and performance-based RSU awards.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Christopher A. Wright	49,838	(1)	513,830
	83,729	(2)	863,246
	149,481	(3)	1,541,149
				251,186	(5)	2,589,728
				298,962	(6)	3,082,298
Michael Stock	22,150	(1)	228,367
	37,213	(2)	383,666
	66,436	(3)	684,955
				111,638	(5)	1,150,988
				132,872	(6)	1,369,910
Ron Gusek	22,150	(1)	228,367
	37,213	(2)	383,666
	66,436	(3)	684,955
				111,638	(5)	1,150,988
				132,872	(6)	1,369,910
R. Sean Elliott	13,705	(1)	141,299
	30,854	(2)	318,105
	54,686	(3)	563,813
				45,592	(5)	470,054
				54,686	(6)	563,813
Ryan T. Gosney	8,410	(1)	86,707
	18,934	(2)	195,210
	33,634	(3)	346,767
				27,976	(5)	288,433
				33,632	(6)	346,746

(1)These RSUs granted on April 24, 2018 vest on April 1, 2021, so long as the applicable Named Executive Officer remains employed through such date.

(2)These RSUs granted on January 22, 2019 vest in one-half on each of April 1, 2021 and April 1, 2022, so long as the applicable Named Executive Officer remains employed through such dates.

(3)These RSUs granted on January 20, 2020 vest in one-third increments on each of April 1, 2021, April 1, 2022 and April 1, 2023, so long as the applicable Named Executive Officer remains employed through such dates.

(4)Amounts in this column reflect the value of unvested time-based RSU awards held by the Named Executive Officers, calculated based on the closing price of our Class A Common Stock on December 31, 2020 of $10.31.

(5)These performance-based RSUs granted on January 22, 2019 will vest on April 1, 2022, subject to achievement of the Comparative ROCE performance metrics and the applicable Named Executive Officer’s continued employment through such date. As of December 31, 2020, the performance-based RSUs granted on January 22, 2019 were trending above target, and in accordance with the SEC rules, are reflected in this table at maximum, therefore, the performance-based RSUs may actually vest at a lower amount than reflected in this column.

(6)These performance-based RSUs granted on January 20, 2020 will vest on April 1, 2023, subject to achievement of the Comparative ROCE performance metrics and the applicable Named Executive Officer’s continued employment through such date. As of December 31, 2020, the performance-based RSUs granted on January 20, 2020 were trending above target, and in accordance with the SEC rules, are reflected in this table at maximum, therefore, the performance-based RSUs may actually vest at a lower amount than reflected in this column.

(7)Amounts in this column reflect the value of unvested performance-based RSU awards held by the Named Executive Officers reported in the preceding column calculated based on the closing price of our Class A Common Stock on December 31, 2020 of $10.31.

Option Exercises and Stock Vested

The following table reflects the value received by each Named Executive Officer on the vesting of restricted stock awards and RSU awards during fiscal year 2020. None of our Named Executive Officers held stock option awards during the 2020 year.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher A. Wright	91,702	207,247
Michael Stock	40,756	92,109
Ron Gusek	138,249	743,362
R. Sean Elliott	35,985	81,326
Ryan T. Gosney	22,081	49,903

(1)The amounts in this column reflect the value of the shares in the preceding column based on the closing price of our Class A Common Stock on the applicable vesting date, including the value of any shares withheld for tax withholding purposes.

Pension Benefits and Nonqualified Deferred Compensation

We do not maintain and our Named Executive Officers do not participate in any defined benefit pension plan or nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Change in Control Agreements

The Company has entered into Change in Control Agreements with each of Mr. Elliott and Mr. Gosney. For further detail on the Company’s decision to enter into Change in Control Agreements with these Named Executive Officers, see the section titled “Employment, Severance and Change in Control Agreements” contained in the Compensation Discussion & Analysis section set forth herein. Each Change in Control Agreement provides that if the Named Executive Officer’s employment is terminated without “cause” or the Named Executive Officer resigns for “good reason” within 18 months following a “change in control,” the Named Executive Officer will be entitled to receive, subject to such Named Executive Officer’s timely execution and non-revocation of a release of claims in favor of the Company: (i) two times the sum of (a) the Named Executive Officer’s annualized base salary for the year in which the termination occurs (or, if greater, that in effect immediately preceding the change in control) plus (b) an amount equal to the higher of (1) the Named Executive Officer’s target annual bonus for year in which the termination occurs or (2) the average of the Named Executive Officer’s target annual bonus for the three most recently completed calendar years; (ii) a pro-rated portion of the Named Executive Officer’s target annual bonus for the calendar year in which the termination occurs; (iii) reimbursement for a portion of the COBRA premiums paid by the executive for continued coverage under the Company’s group health plans for up to 18 months plus a lump sum cash payment equal to six times such monthly amount; and (iv) vesting of all outstanding time-based and performance-based equity awards granted pursuant to any Company long term incentive plan as of the date of termination, with such performance-based equity awards being vested at the higher of target performance or actual performance through the termination date.

For purposes of the Change in Control Agreements, the following terms generally have the meanings set forth below:

•“Cause” generally means the Named Executive Officer’s (i) material breach of the Change in Control Agreement or any other agreement with the Company, (ii) material breach of any policy or code of conduct, (iii) violation of any law applicable to the workplace or employment relationship that is materially injurious to the Company, (iv) gross negligence, willful misconduct or willful breach of fiduciary duty, fraud, theft or embezzlement, (v) conviction or indictment, or plea of nolo contendere, to any felony or conviction or plea of nolo contendere to any crime involving moral turpitude, or (vi) willful failure or refusal to substantially perform such Named Executive Officer’s obligations or to follow in any material respect any specific lawful direction from the Company. Clauses (i), (ii), (iii) and (vi) are subject to certain notice and cure rights.

•“Change in control” generally means (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company, or (iii) a change in the ownership of a substantial portion of the Company’s assets, in each case, as such phrases are defined under the Treasury regulations promulgated pursuant to Section 409A of the Code.

•“Good reason” generally means (i) a material diminution in the Named Executive Officer’s total cash compensation, (ii) a material diminution in the Named Executive Officer’s authority, duties or responsibilities as a whole, (iii) a geographic relocation by more than 50 miles, (iv) a material breach by the Company of the Change in Control Agreement or any other agreement between the Named Executive Officer and the Company, or (v) a failure to timely pay or provide any material payment, benefit or other consideration or compensation owed to the Named Executive Officer, in each case, subject to certain notice and cure rights.

RSU Awards

The RSUs held by our Named Executive Officers under the LTIP will accelerate and become 100% vested upon a termination of the Named Executive Officer’s employment with the Company due to the Named Executive Officer’s death or “disability.” For RSUs that use performance-based vesting, the award will remain outstanding and eligible to be earned based on the Company’s achievement of the applicable performance metrics at the end of the performance period. For purposes of the RSU awards, “disability” means the Named Executive Officer’s inability to perform his duties, after accounting for reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Company of any such occurrence of disability.

The table below describes and estimates the amounts and benefits each Named Executive Officer would have been eligible to receive upon a termination of his employment in certain circumstances or a change in control, assuming such events occurred as of December 31, 2020, the last day of fiscal year 2020. For the purposes of this table, the base salary and target bonus amounts used are those as set by the Compensation Committee and Board in January 2020, and do not give effect to temporary salary reductions and subsequent termination of incentive payments during 2020. The estimated payments are not necessarily indicative of the actual amounts such executive would have received in such circumstances, as such amounts could not be known with certainty until the applicable event occurred. The table excludes compensation amounts accrued through December 31, 2020 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and vested account balances under our retirement plans that are generally available to all of our salaried employees. Where applicable, the information in the table uses a price per share for our Common Stock of $10.31, the closing price on December 31, 2020 (the “Year-End Closing Price”). Generally, payment of severance benefits to a Named Executive Officer following termination of employment is subject to such officer’s timely execution and non-revocation of a release of claims in favor of the Company.

Name	Change in Control ($)	Death/ Disability ($)	Termination without Cause or Resignation for Good Reason on or within 18 Months Following a Change in Control ($)
Christopher A. Wright
Equity Award Acceleration(1)	—	8,590,251	—
Michael Stock
Equity Award Acceleration(1)	—	3,817,886	—
Ron Gusek
Equity Award Acceleration(1)	—	3,817,886	—
R. Sean Elliott
Cash Severance(2)	—	—	1,814,400
Benefit Continuation(3)	—	—	28,032
Equity Award Acceleration(1)	—	2,057,084	2,057,084
Ryan Gosney
Cash Severance(2)	—	—	1,158,300
Benefit Continuation(3)	—	—	48,240
Equity Award Acceleration(1)	—	1,263,863	1,263,863

(1)The amounts reported in these rows reflect the value of time-based RSU and performance-based RSU awards that would accelerate in connection with the applicable event, calculated based on the Year-End Closing Price. For purposes of the performance-based RSUs, these amounts reflect an assumed achievement of maximum performance, as the performance-based RSUs were trending above target as of December 31, 2020.

(2)The amounts reported in these rows reflect the full amount of each Named Executive Officer’s target annual incentive award for 2020, as the pro-ration provided for under the Change in Control Agreements would result in the full amount of such target annual incentive awards being payable as of December 31, 2020.

(3)The amounts reported in these rows are calculated based on the premiums in effect as of December 2020, which are assumed for purposes of this table to remain the same throughout the applicable benefit reimbursement period.

DIRECTOR COMPENSATION

We have adopted a non-employee director compensation program that is applicable to each of our non-employee directors. The Compensation Consultant also conducted an analysis of market-competitive total director compensation (annual retainers, meeting fees and equity awards) using our Peer Group as a comparative metric. Pursuant to this program, during 2020 each non-employee director was entitled to receive the following compensation for their service on our Board:

*A cash retainer of $65,000 per year, payable quarterly in arrears, which amount was voluntarily reduced by the Board by 30% from April 1, 2020 until December 31, 2020 in light of marketplace conditions;

*An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Audit Committee;

*An additional cash retainer of $15,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Compensation Committee;

*An additional cash retainer of $10,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of a Nominating and Governance Committee;

*An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the Lead Director of the Company;

*An additional payment of $1,500 for each Board meeting attended in-person by such non-employee director; and

*Either:

(a)annual equity based compensation in the form of RSUs with an aggregate grant date value of $125,000, subject to the terms of the LTIP and the award agreement pursuant to which such award is granted. The award shall be subject to a 12-month vesting period, unless otherwise determined by the Board. The annual grant shall be made automatically on January 2nd of each year, using the 30 day average trading price of the Company’s Class A Common Stock prior to the date of grant to determine the number of units to be granted; or

(b)an additional cash payment of $125,000 per year, payable quarterly in arrears.

Beginning in 2021, the amount of equity-based compensation in item (a) has been increased to $150,000, and the amount of cash in item (b) has been reduced to $100,000. This change was made by the Board in October 2020 in response to a recommendation from the Compensation Committee and the Compensation Consultant in order to better align with marketplace practices to incentivize the use of restricted equity where a director is able to elect cash or equity as a form of compensation.

Each non-employee director shall be given an opportunity to elect whether they would like to receive item (a) or (b) above prior to the beginning of each year. If a non-employee director joins the Board or otherwise becomes eligible for director compensation during the course of a calendar year, the director will be allowed to make such election upon joining or becoming eligible. If a non-employee director joins the Board during the course of a calendar year, the director will be entitled to receive a prorated RSU award (if so elected) for that year, which shall vest over the remaining portion of the year, unless otherwise determined by the Board. All annual cash payments shall be prorated for partial years of service or eligibility.

In addition, each non-employee director will be reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The table below sets forth the compensation our non-employee directors received for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	Total ($)
William F. Kimble	93,375	137,687	231,062
Peter A. Dea	193,375	—	193,375
Cary D. Steinbeck	178,375	—	178,375
Ken Babcock	53,375	137,687	191,062
N. John Lancaster, Jr.(2)	178,375	—	178,375
Brett Staffieri(2)	176,875	—	176,875
Jesal Shah(2)	176,875	—	176,875
Gale A. Norton	63,375	137,687	201,062

(1)The amounts shown do not reflect compensation actually received by the directors. Rather, amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2020 by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2020 may be found in Note 9 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, Messrs. Kimble and Babcock and Ms. Norton each held 12,820 unvested RSUs.

(2)Messrs. Lancaster, Staffieri and Shah are Riverstone employees and serve or served on the Board as nominees of Riverstone pursuant to the terms of stockholders agreements. The Company has been informed that Messrs. Lancaster, Staffieri and Shah remit all director compensation that they receive from the Company to Riverstone in accordance with the terms of their employment with Riverstone. Messrs. Lancaster and Shah resigned from the Board effective as of December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A Common Stock that may be issued under equity compensation plans as of December 31, 2020.

Plan Category	Number of defined securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted–average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	3,627,484	—	8,018,327
Total	3,627,484	—	8,018,327

(1)This column reflects shares of our Class A Common Stock subject to RSU awards granted under the LTIP outstanding and unvested as of December 31, 2020. The performance-based RSUs granted under the LTIP are reflected based on an achievement of maximum performance. No stock options or warrants have been granted under the LTIP.

(2)No stock options have been granted under the LTIP, and the RSU awards reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the LTIP.

Our only equity compensation plan is the LTIP. The LTIP was approved prior to our IPO but has not been approved by our public stockholders. Please read Note 9 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for a description of our equity compensation plans. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on January 2, 2018, under the heading “Executive Compensation—Actions Taken Following Fiscal Year End—Long-Term Incentive Plan.”

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Christopher A. Wright, our Chief Executive Officer (our “CEO”).

For 2020, our last completed fiscal year:

*The total compensation of our median employee was $77,143, as calculated pursuant to the same methodology as that used to determine pay for our CEO in the Summary Compensation Table included above; and

*The total compensation of our CEO, as reported in the Summary Compensation Table included above, was $3,310,114.

*Based on this information, for 2020 the ratio of the total compensation of our CEO to the median employee total compensation was reasonably estimated to be 43 to 1.

The pay ratio set forth above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources systems of record and the methodology described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio that we report above, as other companies may have different employment and compensation practices, different types of workforce, and operate in different countries, and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. To identity the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

✓We determined that, as of December 31, 2020, our employee population excluding our CEO consisted of approximately 1,911 individuals with all of these individuals located in the United States (as reported in Item 1, Business in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020). This population consisted of our full-time, part-time and temporary employees who received Company benefits, as we do not have seasonal workers. We selected December 31, 2020 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

✓We used a consistently applied compensation measure to identify our median employee by comparing the amount of compensation as reported to the Internal Revenue Service on Form W-2 for 2020.

✓We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee. Our median employee for 2020 was a full-time, salaried employee working as a district warehouse manager with annual compensation of $69,375 set forth on such employee’s Form W-2 for 2020.

✓After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2020 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $77,143. The differences between such employee’s taxable compensation reported on Form W-2 for 2020 of $69,375 and the employee’s annual total compensation calculated pursuant to Regulation S-K include the following adjustments: (i) modification from bonuses paid during 2020 to bonuses earned during 2020, (ii) addition of contributions made by the employee and by the Company on the employee’s behalf to our 401(k) plan for 2020, (iii) addition of the costs of tax deductible employee group health plan premiums and employee contributions to tax deductible flexible spending accounts, and (iv) subtraction of other taxable compensation including compensation for provided housing and that attributable to group term life, short-term and long-term disability benefits.

✓With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2020.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2021. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020 was completed by Deloitte on February 24, 2021. Deloitte has acted as the Company’s independent registered public accounting firm since 2016.

The Board is submitting the appointment of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent auditors, and stockholder ratification of this appointment does not limit the authority of the Audit Committee to change auditors at any time. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table summarizes the aggregate fees billed or expected to be billed by Deloitte for the fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees	$2,144,560	$2,198,060
Audit-Related Fees	281,893	89,580
Tax Fees	268,526	326,287
All Other Fees	—	—
Total Fees	$2,694,979	$2,613,927

Audit Fees

Deloitte’s fees were $1,915,696 in 2020 and $2,198,060 in 2019. In 2020, Deloitte’s audit fees related primarily to the integrated annual audit and quarterly reviews of the consolidated financial statements for fiscal year 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2020. In 2019, Deloitte’s audit fees related primarily to the integrated annual audit and quarterly reviews of the consolidated financial statements for fiscal year 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Audit-Related Fees

Deloitte’s fees for audit-related services were $211,893 in 2020 and $89,580 in 2019. In 2020, audit-related fees related primarily to the Company’s proxy filing for stockholder approval of the OneStim Acquisition and SEC filings in connection with certain TRA exchanges. In 2019, audit-related fees related primarily to shelf registration statements filed in connection with certain TRA exchanges.

Tax Fees

Deloitte’s fees for tax services were $269,226 in 2020 and $326,287 in 2019. Tax services primarily involve professional services rendered by Deloitte for tax compliance, tax advice and tax planning.

All Other Fees

Deloitte did not provide any other products and services in 2020 and 2019 and, consequently, there were no other fees incurred.

Before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The charter of the Audit Committee and its pre-approval policy provides that pre-approval is not required if the engagement is entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. The Audit Committee pre-approved all of the fees described in the table set forth above. The duties of the Audit Committee are described in the charter of the Audit Committee that can be found on the Company’s website, www.libertyfrac.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND VOTING “FOR” THE
RATIFICATION OF APPOINTMENT OF DELOITTE AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Primary Oversight Responsibilities

Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. The Audit Committee provides oversight of these management activities. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the United Stated Public Company Accounting Oversight Board (the “PCAOB”) and issuing its report based on its audit.

Under the Audit Committee’s charter, the purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (iv) effectiveness and performance of the Company’s internal audit function; (v) the annual preparation of this report and publishing this report in the Company’s Proxy Statement for its annual meeting of stockholders or its Annual Report on Form 10-K; and (vi) performing such other functions as the Board may assign to the Audit Committee from time to time.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, at least annually the Audit Committee reviews and evaluates the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of its senior personnel providing audit services to the Company. Based on this evaluation, the Audit Committee has retained Deloitte as our independent registered public accounting firm for 2021.

2020 Audited Financial Statements

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020:

•The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management;

•The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” as adopted by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team; and

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2020 be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors:

William F. Kimble, Chairman
Cary D. Steinbeck, Member
Gale A. Norton, Member

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the stockholders a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2020 (commonly known as a “say-on-pay vote”). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management. Section 14A(a)(2) of the Exchange Act requires us to hold a say-on-pay vote at least once every three years, although the Company currently holds such vote annually.

As described more fully in the “Compensation Discussion & Analysis” section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and certain long-term incentives. Please read the Compensation Discussion & Analysis section of this Proxy Statement for additional details on our executive compensation program.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders approve on an advisory, non-binding basis, the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the proxy statement, including the Compensation Discussion & Analysis and the tabular and narrative disclosure contained therein.

Vote Required

The approval, on a non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.

THE BOARD RECOMMENDS VOTING “FOR” THE APPROVAL OF
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 2, 2021, by:

*each person known to us to beneficially own more than 5% of any class of our outstanding voting securities;

*each member of our Board and each nominee to our Board;

*each of our Named Executive Officers; and

*all of our directors, director nominees and Named Executive Officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the 5% or more stockholders, directors or Named Executive Officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 950 17th Street, Suite 2400, Denver, Colorado 80202. As of March 2, 2021, 165,068,515 shares of our Class A Common Stock were outstanding and 14,472,440 shares of our Class B Common Stock were outstanding.

	Shares of Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
	Number	%	Number	%	Number	%
5% Stockholders
Riverstone/Carlyle Energy Partners IV, L.P.(3)	8,495,239	5.1%	11,109,757	76.8%	19,604,996	10.9%
Schlumberger Limited(4)	66,326,134	40.2%	—	—	66,326,134	37.0%
T. Rowe Price Associates, Inc.(5)	14,262,398	8.7%	—	—	14,262,398	7.9%
FMR LLC(6)	8,334,514	5.0%	—	—	8,334,514	4.6%
Directors and Named Executive Officers:
Christopher A. Wright(7)	3,696,188	2.2%	—	—	3,708,088	2.1%
Michael Stock(7)	1,206,178	*	—	—	1,249,178	*
Ron Gusek(7)	1,279,112	*	—	—	1,354,112	*
R. Sean Elliott(7)	83,133	*	—	—	83,133	*
Ryan T. Gosney(7)	53,727	*	—	—	53,727	*
Cary D. Steinbeck(8)	399,966	*	—	—	399,966	*
Ken Babcock	91,889	*	—	—	91,889	*
William F. Kimble	33,066	*	—	—	33,066	*
Peter A. Dea	20,246	*	—	—	20,246	*
Gale A. Norton	16,885	*	—	—	16,885	*
Brett Staffieri	—	—	—	—	—	—
Simon Ayat	—	—	—	—	—	—
James R. McDonald	—	—	—	—	—	—
Directors and Named Executive Officers as a group (13 persons)	6,880,390	4.2%	—	—	7,038,390	3.8%

(1)Under the Liberty LLC Agreement (as defined herein), each Liberty Unit Holder (as defined herein) has, subject to certain limitations, the right to cause Liberty LLC (as defined herein) to acquire all or a portion of its Liberty LLC Units (as defined herein) for, at Liberty LLC’s election, (i) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Liberty LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions or (ii) an equivalent amount of cash. In connection with any redemption of Liberty LLC Units pursuant to the Redemption Right or the Call Right (as defined below), the corresponding number of shares of Class B Common Stock will be cancelled. See “Certain Relationships and Related Person Transactions – Liberty LLC Agreement” set forth herein. Beneficial ownership of Liberty LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units may be redeemed.

(2)Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class.

(3)Based on information set forth in a Schedule 13D/A filed with the SEC on February 11, 2021 by Riverstone/Carlyle Energy Partners IV, L.P. (“Riverstone Carlyle”), R/C Energy IV Direct Partnership, L.P. (“R/C Direct”), R/C Liberty Holdings, L.P. (“R/C Liberty”) and R/C Energy GP IV, LLC (“R/C GP”). In such filing, (i) Riverstone Carlyle and R/C GP each reported shared beneficial ownership of an aggregate of 8,495,239 shares of Class A Common Stock and 11,109,757 shares of Class B Common Stock, (ii) R/C Direct reported shared beneficial ownership of 5,908,895 shares of Class A Common Stock and (iii) R/C Liberty reported shared beneficial ownership of 2,586,344 shares of Class A Common Stock and 11,109,757 shares of Class B Common Stock. The shares directly owned by R/C Direct and R/C Liberty are deemed to be beneficially owned by Riverstone/Carlyle, their general partner, and all of such shares are deemed to be beneficially owned by R/C GP, the general partner of Riverstone/Carlyle. The business address for each of these entities is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(4)Based on information set forth in a Schedule 13D filed with the SEC on January 11, 2021 by Schlumberger N.V. (Schlumberger Limited), Schlumberger B.V., Schlumberger Holdings Corporation (“SHC”) and Schlumberger Technology Corporation (“Schlumberger”). As reported in such filing, Schlumberger directly holds 66,326,134 shares of Class A Common Stock. Since SHC controls Schlumberger, it is deemed to beneficially own the shares held directly by Schlumberger. Since Schlumberger B.V. controls SHC, it is deemed to beneficially own the shares held directly by Schlumberger. Since Schlumberger Limited controls Schlumberger B.V., it is deemed to beneficially own the shares held directly by Schlumberger. The business address for each of these entities is 5599 San Felipe, 17th Floor Houston, Texas 77056.

(5)Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2021, by T. Rowe Price Associates, Inc., in which it reported that T. Rowe Price Associates, Inc. has sole voting power as to 3,929,920 shares of Class A Common Stock and sole dispositive power as to 14,262,398 shares of Class A Common Stock. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(6)This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2021, by FMR LLC and Abigail P. Johnson, in which it reported that FMR LLC has sole voting power as to 588,459 shares of Class A Common Stock and shared power as to 8,334,514 shares of Class A Common Stock and Ms. Johnson has no voting power, and shared dispositive power as to 8,334,514 shares of Class A Common Stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)Shares of Class A Common Stock held by Messrs. Wright, Stock, Gusek, Elliott and Gosney include 141,529, 62,901, 62,901, 47,360 and 29,088 shares of stock, respectively, that will be received upon the vesting of RSUs within 60 days of February 24, 2021.

(8)Includes 369,915 shares of Class A Common Stock held by the Steinbeck Family Trust and 9,805 shares of Class A Common Stock received by Cary Dustin Steinbeck & Melissa Maucione Crimson Steinbeck TR on May 7, 2019 upon a distribution by Laurel Road LLC to its members. Mr. Steinbeck has voting and dispositive power over these shares.

*Less than 1.0%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” is:

♦any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

♦any person who is known by us to be the beneficial owner of more than 5% of our Class A Common Stock;

♦any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A Common Stock; and

♦any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

Our Board adopted a written related party transactions policy in connection with the IPO. Pursuant to this policy, our Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. The determination of the Audit Committee is documented in the Audit Committee’s minutes. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

The following is a description of transactions entered into, or in effect, after January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Liberty LLC Agreement

We entered into the Second Amended and Restated Limited Liability Company Agreement of Liberty Oilfield Services New HoldCo LLC (“Liberty LLC”) (the “Liberty LLC Agreement”) in connection with the closing of our IPO, which provides for limitations on the ability of Liberty Unit Holders to transfer their units in Liberty LLC (the “Liberty LLC Units”) and provides the Company, as managing member of Liberty LLC, with the right to impose restrictions (in addition to those already in place) on the ability of Liberty Unit Holders to redeem their Liberty LLC Units pursuant to the Redemption Right (as defined below) to the extent the Company believes it is necessary to ensure that Liberty LLC will continue to be treated as a partnership for U.S. federal income tax purposes.

Redemption Rights

Under the Liberty LLC Agreement, each Liberty Unit Holder has, subject to certain limitations, the right (the “Redemption Right”) to cause Liberty LLC to acquire all or a portion of its Liberty LLC Units for, at Liberty LLC’s election, (i) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Liberty LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of Liberty LLC) has the right (the “Call Right”) to, for administrative convenience, acquire each tendered Liberty LLC Unit directly from the redeeming Liberty Unit Holder for, at the Company’s election, (x) one share of Class A Common Stock or (y) an equivalent amount of cash. In addition, upon a change of control of the Company, the Company has the right to require each holder of Liberty LLC Units (other than the Company) to exercise its Redemption Right with respect to some or all of such unit holder’s Liberty LLC Units. In connection with any redemption of Liberty LLC Units pursuant to the Redemption Right or the Call Right, the corresponding number of shares of Class B Common Stock will be cancelled. As the Liberty Unit Holders redeem their Liberty LLC Units, our membership interest in Liberty LLC will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.

Distributions and Allocations

Under the Liberty LLC Agreement, the Company has the right to determine when distributions will be made to the holders of Liberty LLC Units and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of Liberty LLC Units generally on a pro rata basis in accordance with their respective percentage ownership of Liberty LLC Units.

Liberty LLC will allocate its net income or net loss for each year to the holders of Liberty LLC Units pursuant to the terms of the Liberty LLC Agreement, and the holders of Liberty LLC Units, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of Liberty LLC. Net income and losses of Liberty LLC generally will be allocated to the holders of Liberty LLC Units on a pro rata basis in accordance with their respective percentage ownership of Liberty LLC Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent Liberty LLC has available cash and subject to the terms of any debt instruments, the Company intends to cause Liberty LLC to make (i) generally pro rata distributions to the holders of Liberty LLC Units, including the Company, in an amount sufficient to allow the Company to pay its taxes and to allow it to make payments under the Tax Receivable Agreements (as defined below), (ii) tax advances, which will be repaid upon exercise of the Redemption Right or the Call Right, as applicable, in an amount sufficient to allow each of the Liberty Unit Holders to pay its respective taxes on such holder’s allocable share of Liberty LLC’s taxable income after taking into account certain other distributions or payments received by the Liberty Unit Holders from Liberty LLC or the Company, and (iii) non-pro rata payments to the Company to reimburse it for its corporate and other overhead expenses.

Issuance of Equity

The Liberty LLC Agreement generally provides that at any time the Company issues a share of its Class A Common Stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in Liberty LLC, and Liberty LLC shall issue to the Company one Liberty LLC Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Class A Common Stock are redeemed, repurchased or otherwise acquired, Liberty LLC shall redeem, repurchase or otherwise acquire an equal number of Liberty LLC Units held by the Company, upon the same terms and for the same price, as the shares of the Class A Common Stock are redeemed, repurchased or otherwise acquired.

Competition

Under the Liberty LLC Agreement, the members have agreed that Riverstone and its affiliates will be permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with our customers.

Dissolution

Liberty LLC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Liberty LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (i) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Liberty LLC; (ii) second, to establish cash reserves for contingent or unforeseen liabilities; and (iii) third, to the members in proportion to the number of Liberty LLC Units owned by each of them.

Tax Receivable Agreements

In connection with the IPO, on January 17, 2018, the Company entered into two tax receivable agreements, (the “TRAs”) with the Liberty Unit Holders and the selling stockholder (each such person and any permitted transferee, a “TRA Holder” and together, the “TRA Holders”). The TRAs generally provide for the payment by the Company of 85% of the net cash savings, if any, in U.S. federal, state, and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the IPO as a result, as applicable to each TRA Holder, of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s Liberty LLC Units in connection with the IPO or pursuant to the exercise of the Redemption Right or the Call Right, (ii) any net operating losses available to the Company as a result of the corporate reorganization, and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the TRAs. For the year ended December 31, 2020, the Company made TRA payments of $1.9 million and $5.5 million, totaling $7.4 million. These TRA payments were related to tax benefits realized in prior years and for the Company’s carryback of 2019 net operating losses to 2018 taxable income under the CARES Act.

Master Transaction Agreement

On August 31, 2020, the Company, entered into a Master Transaction Agreement (the “MTA”) with Schlumberger, Schlumberger Canada Limited, (“Schlumberger Canada” and, together with Schlumberger, the “Schlumberger Parties”), Liberty LLC, and LOS Canada Operations Inc. (“Canadian Buyer”), pursuant to which the Liberty LLC and Canadian Buyer acquired the Schlumberger Parties’ OneStim business in exchange for 57,377,232 shares of Class A Common Stock and a non-interest bearing demand promissory note, which note was satisfied with 8,948,902 shares of Class A Common Stock, resulting in a total of 66,326,134 shares of Class A Common Stock being issued in connection with the transaction. The Schlumberger Parties are affiliated with Messrs. Ayat and McDonald, who are on our Board. The transactions contemplated by the MTA closed on December 31, 2020.

Until December 31, 2024, subject to certain exceptions and as more specifically set forth in the MTA, without the prior written consent of the Company, each of Schlumberger and Schlumberger Canada will not, and will cause each of their respective affiliates (including Schlumberger Limited) not to, directly or indirectly engage in any business or enterprise that is competitive with OneStim within onshore United States and Canada.

On December 31, 2020, in connection with the closing of the transactions contemplated by the MTA, the Company (and/or one or more of its subsidiaries) and the Schlumberger Parties entered into the following agreements, each of which may involve amounts in excess of $120,000: (i) an intellectual property license agreement, whereby the Schlumberger Parties granted to Liberty LLC and the Company exclusive and non-exclusive licenses to certain intellectual property, and Liberty LLC granted to the Schlumberger Parties a non-exclusive license to certain patents acquired by Liberty LLC under the MTA; (ii) an employee matters agreement, pursuant to which the applicable Schlumberger Party agreed to lease employees to the Company or a subsidiary of the Company until March 1, 2021, subject to certain exceptions and extensions; (iii) an alliance agreement whereby Schlumberger and Liberty LLC agreed to collaborate to advance each of their product portfolios and technology offerings; (iv) a transition services agreement whereby Schlumberger or its designee agreed to provide certain back-office, administrative, field operations, supply chain and other specified services to the Company until March 1, 2021, subject to certain exceptions and extensions; and (v) a strategic supply agreement intended to provide the Company with an opportunity to purchase from the various business lines of Schlumberger, products and services with competitive pricing terms for a term not to exceed the term of the non-compete covenant in the MTA discussed above.

Amended and Restated Stockholders Agreement

In connection with the OneStim Acquisition, we entered into an amended and restated stockholders agreement with affiliates of Riverstone, and the Schlumberger Parties. Among other things, the amended and restated stockholders agreement provides the right to designate nominees to our Board as follows:

•so long as Riverstone and its affiliates collectively beneficially own at least the number of shares of Common Stock as such persons owned immediately prior to the OneStim acquisition, Riverstone can designate up to two (2) nominees to our Board;

•so long as Riverstone and its affiliates collectively beneficially own at least 10% of the outstanding shares of our Common Stock, Riverstone can designate up to one (1) nominee to our Board;

•so long as the Schlumberger Parties and its affiliates collectively beneficially own at least 20% of the outstanding shares of our Common Stock, the Schlumberger Parties can designate up to two (2) nominees to our Board; and

•so long as the Schlumberger Parties and their affiliates collectively beneficially own at least 10% of the outstanding shares of our Common Stock, the Schlumberger Parties can designate up to one (1) nominee to our Board.

Pursuant to the amended and restated stockholders agreement, the Schlumberger Parties will not, (i) for a period of nine months from the closing of the OneStim Acquisition, transfer or dispose of (or take other analogous actions in accordance with the terms of the agreement) any economic, voting or other rights in or to their issued shares, other than certain permitted transfers and, (ii) for a period of four years from the closing of the OneStim Acquisition, make any transfer of Common Stock to any direct competitor of the Company or to any person that is subject to, or by virtue of such transfer would become subject to, the reporting obligations under Schedule 13D under the Exchange Act, with respect to Common Stock (the “Lock-Up and Transfer Restrictions”).

Pursuant to the amended and restated stockholders agreement, the Schlumberger Parties and their affiliates are subject to customary standstill restrictions in accordance with which such parties will agree not to, among other things, acquire beneficial ownership of any equity securities of the Company or publicly seek or encourage any offer or proposal for a merger or similar transaction involving the Company during the period commencing on the date of the agreement and continuing until the fourth anniversary of the closing of the OneStim Acquisition (the “Standstill”).

Pursuant to the amended and restated stockholders agreement, we will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by either the Riverstone affiliates or the Schlumberger Parties. At any time the members of our Board are allocated among separate classes of directors, (i) the directors designated by the Riverstone affiliates pursuant to the amended and restated stockholders agreement will be to the classes as mutually agreed between us and the Riverstone affiliates, and (ii) the directors designated by the Schlumberger Parties pursuant to the amended and restated stockholders agreement will be to the classes as mutually agreed between us and the Schlumberger Parties. The Riverstone affiliates will be entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of such director’s term. The Schlumberger Parties will be entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of such director’s term.

The amended and restated stockholders agreement will terminate with respect to the Schlumberger Parties at the earliest of (a) such time as the Schlumberger Parties no longer beneficially own at least 10% of the outstanding shares of Common Stock and are no longer subject to the Standstill and the Lock-Up and Transfer Restrictions, (b) such time as the Schlumberger Parties do not beneficially own any shares of Common Stock, and (c) the written agreement of the Schlumberger Parties and the Company terminating the agreement. The amended and restated stockholders agreement will terminate with respect to Riverstone at the earliest of (i) such time as Riverstone and its affiliates no longer beneficially own at least 10% of the outstanding shares of Common Stock, and (ii) the delivery of written notice to the Company by Riverstone of the termination of the agreement with respect to Riverstone.

Amended and Restated Registration Rights Agreement

In connection with the OneStim Acquisition, we entered into an amended and restated registration rights agreement with Schlumberger, Schlumberger Canada and each of the other holders identified therein (the “Holders”), pursuant to which, among other things, certain Holders, including affiliates of Riverstone, Schlumberger and Schlumberger Canada (the “Sponsoring Holders”), have customary demand registration rights and we are obligated to prepare and file a registration statement registering the offer and sale of all of Schlumberger and Schlumberger Canada’s shares of Class A Common Stock. In addition, pursuant to this agreement, the Sponsoring Holders have the right to require us, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Class A Common Stock by means of an underwritten offering. We are not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Sponsoring Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $25 million. The amended and restated registration rights agreement also provides Holders with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

Indemnification for Officers and Directors

Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Underwriting Agreement

On February 8, 2021, the Company, R/C Energy IV Direct Partnership, L.P. and R/C IV Liberty Holdings, L.P. (together, the “Riverstone Affiliates”) and Morgan Stanley & Co. LLC (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Riverstone Affiliates agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Riverstone Affiliates, subject to and upon the terms and conditions set forth therein, an aggregate of 8,700,000 shares of Class A Common Stock of the Company (the “Offering”). The Offering closed on February 11, 2021. Pursuant to the Underwriting Agreement, the Riverstone Affiliates also granted the Underwriter a 30-day option to purchase from the Riverstone Affiliates up to 1,305,000 additional shares of Class A Common Stock at the public offering price, less the underwriting discount. The Company will not receive any proceeds from the sale of shares of Class A Common Stock in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Riverstone Affiliates and other customary obligations of the parties and termination provisions.

Transactions with Liberty Resources

Liberty Resources LLC (“Liberty Resources”) is an oil and gas exploration and production company of which Mr. Wright is the Executive Chairman. Mr. Wright previously served as the Chief Executive Officer at Liberty Resources from its formation in September 2010 until March 2017. Liberty Resources entered into a master service agreement with Liberty Oilfield Services LLC (“Liberty Services”), whereby Liberty Services provides hydraulic fracturing service to Liberty Resources at market service rates. For the year ended December 31, 2020, the amounts related to the provision of hydraulic fracturing services to Liberty Resources under the master services agreement was $0.0 million and interest income from Liberty Resources was $0.3 million. As of December 31, 2020, $0.0 million of the Company’s accounts and notes receivable were from Liberty Resources.

Transactions with PropX

Liberty Oilfield Services LLC (“LOS”), a subsidiary of the Company, currently leases equipment from Proppant Express Solutions, LLC (“PropX”), a provider of proppant logistics equipment. R/C IV Liberty Big Box Holdings, L.P., a Riverstone fund, holds a majority interest in PropX. Accordingly, funds associated with Riverstone hold over a 10% interest in both the Company and PropX. For the year ended December 31, 2020, LOS paid PropX $8.7 million for the lease of proppant logistics equipment.

Conflicts of Interest

The related party transactions described herein may cause certain conflicts of interests, including that:

♦we may enter into contracts between us, on the one hand, and related parties, on the other, that are not as a result of arm’s-length transactions;

♦our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

♦our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

For example, Mr. Wright, our Chief Executive Officer, is the Executive Chairman of Liberty Resources, a position which may require a portion of his time and which may cause conflicts of interest in pursuing business opportunities of which he becomes aware. Furthermore, our governing documents provide that Riverstone and its respective affiliates (including portfolio investments of its affiliates) are not restricted from owning assets or engaging in businesses that compete directly or indirectly with us. Riverstone or its respective affiliates may become aware, from time to time, of certain business opportunities (such as acquisition opportunities) and may direct such opportunities to other businesses in which they have invested, in which case we may not become aware of or otherwise have the ability to pursue such opportunity. Furthermore, such businesses may choose to compete with us for these opportunities, possibly causing these opportunities to not be available to us or causing them to be more expensive for us to pursue. In addition, Riverstone or its respective affiliates may dispose of oil and gas service or other assets in the future, without any obligation to offer us the opportunity to purchase any of those assets.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who are beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, executive officers and beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. If requested, the Company assists its executive officers and directors in complying with the reporting requirements of Section 16(a) of the Exchange Act. The SEC has designated specific deadlines for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due.

To the Company’s knowledge, based solely on examination of these reports and on written representations provided to us, all directors, executive officers and ten percent (10%) owners timely filed all reports regarding transactions in our securities required to be filed for 2020 pursuant to Section 16(a) of the Exchange Act.

HOUSEHOLDING

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and Annual Report on Form 10-K. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Annual Report on Form 10-K and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our Annual Report on Form 10-K and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for including in our 2022 proxy statement and annual meeting of stockholders must submit the proposal so that it is received by not earlier than the close of business on December 21, 2021, and not later than the close of business on January 20, 2022, unless the date of our 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after April 20, 2022, in which case the proposal must be received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholders who intend to submit a proposal for nomination of persons for election to our Board or a proposal of business at the 2022 annual meeting must follow the procedures prescribed in the Company’s Amended and Restated Bylaws and Rule l4a-8 under the Exchange Act. Proposals should be directed to Liberty Oilfield Services Inc., Attn: Corporate Secretary, 950 17th Street, Suite 2400, Denver, Colorado 80202. No stockholder proposal was received for inclusion in this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC also maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

We also make available free of charge through our website, www.libertyfrac.com, electronic copies of certain documents that we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 20, 2021:

A COPY OF THIS PROXY STATEMENT, THE NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS, THE 2021 ANNUAL REPORT TO STOCKHOLDERS AND THE PROXY CARD ARE AVAILABLE AT HTTP://ASTPROXYPORTAL.COM/AST/21952.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

/s/ R. Sean Elliott

R. Sean Elliott
Vice President, General Counsel and Corporate Secretary

Denver, Colorado
March 9, 2021

ANNUAL MEETING OF STOCKHOLDERS OF

LIBERTY OILFIELD SERVICES INC.

Tuesday, April 20, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/21952

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

   Please detach along perforated line and mail in the envelope provided.

20330300000000001000 2	042021

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: To elect three (3) Class II directors to the Board to serve until the 2024 annual meeting or until their successors are duly elected and qualified.

☐		NOMINEES:
	FOR ALL NOMINEES	Ο	Ken Babcock
		O	Brett Staffieri
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Christopher A. Wright

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE LIBERTY OILFIELD SERVICES INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

LIBERTY OILFIELD SERVICES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Christopher A. Wright, Michael Stock and R. Sean Elliott, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Liberty Oilfield Services Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held virtually via live webcast at https://web.lumiagm.com/245867901 (password: liberty2021) on Tuesday, April 20, 2021 at 9:00 a.m. Mountain Time and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes voting instructions to the trustees under the Liberty Oilfield Services Inc. savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Liberty Oilfield Services Inc. held by the trustees under the plans, as described in the proxy statement.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1	14475